EXHIBIT 99.1

Dot VN, Inc. Announces Launch of Vietnamese Internet Super Portal “Info.VN”
www.Info.VN Currently in Beta Test Phase

SAN DIEGO – Mar. 8, 2010 – Dot VN, Inc. (www.DotVN.com) (OTCBB: DTVI) announced today that it has launched www.Info.VN, a website intended to be the ultimate Internet portal that will aggregate and organize everything that the Vietnamese Internet has to offer and serve as the principal online resource for the Vietnamese people.  “Info.VN” is currently in the beta test phase, which will last for 30 days and test the functionality of the site in order to optimize its design and performance.

Dot VN is offering this super portal to individual and business users in Vietnam and around the world as a main hub for news, entertainment and information available in one central and easy to navigate website.  The website is available in both Vietnamese and English, making access easier for non-Vietnamese speaking users.

Dot VN has been collaborating with the Vietnam Internet Network Information Center (VNNIC) for the past 4 years on the various aspects of Info.VN.  During VNNIC’s visit in December and January, the two long term partners finalized their deployment strategy and timeline for Info.VN as well as the long term goals for creating the premier hub for the Vietnamese internet.

“This is a very ambitious project in scale based on the variety of information, products and services that will be offered through this portal,” said Dot VN CEO Thomas Johnson. “’Info.VN’ is the first of its kind in scope and functionality. We envision it as a central resource that people of Vietnam can use on a daily basis. Our overall goal is to revolutionize the way people access content and navigate the Vietnamese internet so that they can find everything they are looking for.”

Dot VN intends to use Info.VN as a platform to offer a variety of services to users both domestically in Vietnam and worldwide.  Long term plans for the Info.VN portal include:

•	Creation of a social network service;
•	An Online Directory of Vietnamese Businesses and Services;
•	Free E-mail Service;
•	Job Placement Services;
•	A Press Release and Financial Reporting Network;
•	Classified; and
•	E-Commerce and Online Auctions.

“Our goal is to create a consolidated portal that aggregates many online services that are currently scattered into one easy to use resource,” said Johnson. “The beta launch of ‘Info.VN’ offers a basic understanding of the site, which will be increasing in functionality and services offered in the near term as we continue to develop it. People from around the world will now have a central place to go to get real-time news and information about Vietnam.”

About the Companies:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam.  The Company was awarded an “exclusive long term contract” by the Vietnamese government to register “.vn” (Vietnam) domains and commercialize Parking Page Marketing/Online Advertising worldwide via the Internet.  Also, Dot VN has exclusive rights to distribute and commercialize Internet Data Center solutions and Gigabit Ethernet Wireless applications to Vietnam and Southeast Asia region.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

    Thomas M. Johnson, Chairman and CEO
    Dot VN, Inc.
    Phone: 858-571-2007 x14
    Email: Inquiries@DotVN.com
    Website: www.DotVN.com
    Register your “.vn” domains at:  www.VN

    Media Contact:
    North Shore Public Relations, Inc.
    Renae Placinski, 847-945-4505
    Email:  Renae@NorthShorePR.com
    Website: www.NorthShorePR.com